SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 ____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 21, 2018

CHINA BIOTECH HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

AGATE ISLAND ACQUISITION CORPORATION
(Former Name of Registrant as Specified in its Charter)

Delaware	000-55631	81-2310905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
China Biotech Holdings Limited
Suite 2431, Sun Hung Kai Centre
30 Harbour Road, Wanchai, Hong Kong
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:   + 852 2919-8916
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[_]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

ITEM 8.01 OTHER EVENTS.
On August 21, 2018, China Biotech Holdings Limited, a Delaware corporation (the “Company”), completed a redomicile merger to reorganize itself as a Cayman Islands company. Pursuant to the agreement and plan of merger dated as of November 15, 2017 (the “Merger Agreement”), the Company has merged with and into Zhong Yuan Bio-Technology Holdings Limited. an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company (“ZY Cayman”), with ZY Cayman as the surviving company. Each issued and outstanding share of the common stock of the Company was converted into one ordinary share of ZY Cayman.
The information contained in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

CHINA BIOTECH HOLDINGS LIMITED

Date: August 27, 2018	By:	/s/ CHANG TingTing
CHANG TingTing, Chief Executive Officer